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                                 EXHIBIT 21.1

                                 Synopsys, Inc.

                                 Subsidiaries




Name                                          Jurisdiction of Incorporation
----                                          -----------------------------

Nihon Synopsys K.K.                                                   Japan

Synopsys GmbH                                                       Germany

Synopsys Holding Co.                                                 U.S.A.

Synopsys (India) Pvte. Ltd.                                           India

Synopsys International, Inc.                            U.S. Virgin Islands

Synopsys Italia, SRL                                                  Italy

Synopsys Korea, Inc.                                                  Korea

Synopsys (Northern Europe) Ltd.                              United Kingdom

Synopsys SARL                                                        France

Synopsys Scandinavia AB                                              Sweden

Synopsys Singapore Pte. Ltd.                                      Singapore

Synthesis and Optimisation Systems Ltd.                              Israel

CIDA Technology, Inc.                                                U.S.A.

EPIC International FSC, Inc.                                       Barbados